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                                                                    EXHIBIT 99.1

                         [INSURANCE AUTO AUCTIONS LOGO]



AT THE COMPANY:            AT THE FINANCIAL RELATIONS BOARD:
Steve Green                Jeff Wilhoit          Tim Grace
Chief Financial Officer    General Inquiries     Media Inquiries
(847) 839-4156             (312) 640-6757        (312) 274-2240
www.iaai.com


FOR IMMEDIATE RELEASE
WEDNESDAY, AUGUST 30, 2000


                             THIRD QUARTER EARNINGS
                        EXPECTED TO BE BELOW EXPECTATIONS

SCHAUMBURG, ILL., AUGUST 30, 2000--INSURANCE AUTO AUCTIONS, INC. (NASDAQ: IAAI), a leading provider of automotive salvage and claims processing services in the United States, today announced that its net earnings in the third quarter will be below analysts' expectations of $0.32 per share. The Company has revised its internal estimates of third quarter earnings downward by approximately 35% from original expectations, and now expects earnings for the third quarter to be $0.20 to 0.22 per share. Earnings for the third quarter of 1999 were $0.27 per share.

EARNINGS SHORTFALL REASONS VARIED

The primary reasons for a lower-than-expected quarter include:

- Slower title processing, reducing the volume of units sold in key areas, despite the fact that new volumes are at record levels.

      Incoming volume remains at record levels. Units, however, are not being processed and sold as quickly as in the prior year. This problem results, in part, from one of the Company's largest customers which is reorganizing its salvage processing, as well as from one significant state which is changing its DMV processes, causing a slowdown in titles processed.

      "Based on our inventory build, we would have expected to see more units sell through during the third quarter," said Christopher Knowles, CEO. "We will be anxious to see if the title processing time for insurers and others speeds up as school resumes, vacation time is reduced and the workforce returns, or whether the apparent slowdown is a more permanent business condition."

-     Gross profit per unit is less than planned.


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      The reasons include:

      * an increase in actual cash values (ACVs), without a corresponding or proportional increase in average sales prices.

      * changes in the mix of vehicles, caused by, among other things, an unusually dry spring and summer in the Western U.S.

      * the effect of the early stages of certain new purchase agreement contracts wherein newer cars take longer to feed through because of lien releases and other time-consuming processing.

      * increased tow charges from outside contract towers due to higher fuel and labor costs.

      The Company is undertaking an effort to pass through the increase in towing costs and to renegotiate certain of its purchase agreement contracts which are not meeting target levels of profitability.

- The Company's towing initiative is ramping up at a slower than expected rate due to driver shortages and high fuel costs.

      These problems are slowing the implementation of our towing initiative and are pushing the earnings ramp up for this business to future quarters, although the Company is working aggressively to make towing an important earnings contributor as quickly as possible.

-     "Bunching" of several key greenfields and refacilitations.

      New facilities generally have a loss period before they become profitable. Therefore, the Company schedules new site openings to spread costs and early losses. However, two of these facilities have opened later than originally planned and two have opened sooner, causing a "bunching" of new sites in the third quarter and a reduction in expected earnings in the short run.

-     Acquisition Cost Write-off

      The Company also wrote off approximately $500,000 or $0.025 per share for costs associated with a significant acquisition which it did not complete.

"We expect that the Company's fourth quarter earnings will be approximately 20% lower than forecast and that 2001 earnings will increase by approximately 30% above revised 2000 levels," commented Stephen Green, CFO. "Fourth quarter EPS was expected to be $0.33 per share versus $0.29 per share in 1999. We are now forecasting that our fourth quarter earnings will be closer to $0.26 per share, bringing the revised earnings estimate for 2000 to $1.25 to $1.27 per share. This would revise our estimate of 2001 earnings to approximately $1.63 per share."



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INSURANCE AUTO AUCTIONS, INC.
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CONFERENCE CALL

A conference call will be held on Thursday, August 31 at 1:00 PM Central Daylight Time. The call in number is 800-952-4707. The call will be open to the general public. A replay will be available through September 7, 2000, by dialing 888-266-2086, code 4572280. The call will be webcast at www.vcall.com.

ABOUT INSURANCE AUTO AUCTIONS, INC.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 56 auction sites across the United States.

This press release contains forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. In some cases, you can identify forward looking statements by our use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report, Form 10-K for the fiscal year ended December 31, 1999 and the Company's quarterly report on Form 10Q for the quarter ended June 30, 2000. Among these risks are: conducting business pursuant to the purchase agreement method of sale; fluctuations in the actual cash value of salvage vehicles; the ability to successfully renegotiate existing purchase agreement contracts; the quality and quantity of inventory available from suppliers; the ability to pass through increased towing costs; that vehicle processing time will improve; that the Company's towing business will reach forecasted levels of profitability; legislative or regulatory acts, changes in the market value of salvage; competition; the availability of suitable acquisition candidates; the ability to bring new facilities to expected earnings targets and the dependence on key insurance company suppliers.

FOR ADDITIONAL INFORMATION REGARDING INSURANCE AUTO AUCTIONS FREE OF CHARGE VIA
      FAX, DIAL 1-800-PRO-INFO AND USE THE COMPANY'S STOCK SYMBOL, "IAAI."


 ADDITIONAL INFORMATION ABOUT INSURANCE AUTO AUCTIONS, INC. IS AVAILABLE ON THE
                         WORLD WIDE WEB AT WWW.IAAI.COM



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                             CONFERENCE CALL NOTICE

                             INSURANCE AUTO AUCTIONS
                                 (NASDAQ: IAAI)

  will host a conference call for investors to discuss the attached release on:



--------------------------------------------------------------------------------

                          THURSDAY, AUGUST 31, 2000 AT:

   2:00 p.m. Eastern, 1:00 p.m. Central, 12 noon. Mountain, 11:00 a.m. Pacific

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            TO PARTICIPATE: please dial 800-952-4707 OR 703-871-3077
                      at least 5 minutes before start time.
       The call will also be broadcast over the Internet at www.vcall.com


      REPLAY: If you are unable to participate on the call, a replay will be available through September 7 at 12:00 midnight eastern by dialing 888-266-2086, or 703-925-2435 code 4572280.


            Thanks for your interest in Insurance Auto Auctions, Inc.

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